Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-297731 on Form F-10 of our report dated March 12, 2026 relating to the financial statements of Greenfire Resources Ltd., appearing in the Annual Report on Form 40-F of Greenfire Resources Ltd. for the year ended December 31, 2025.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

August 5, 2026